UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

CLOVER HEALTH INVESTMENTS, CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39252	98-1515192
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Address Not Applicable(1)	Address Not Applicable(1)
(Address of Principal Executive Offices)	(Zip Code)
Not Applicable(1)
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

(1) We are a remote-first company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address: secretary@cloverhealth.com, or to our agent for service of process at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

Item 8.01. Other Events.
On May 29, 2026, the United States District Court for the Southern District of Georgia entered final judgment in Clover Insurance Co. v. U.S. Department of Health and Human Services, 2:25-CV-142, granting summary judgment in part for Clover Insurance Company (“Clover”), a subsidiary of Clover Health Investments, Corp. At issue in the lawsuit was Clover’s 2026 Star Rating, which impacts Payment Year 2027. The Court set aside Clover’s 2026 3.5 Star Rating for Contract H5141 and ordered the Centers for Medicare & Medicaid Services (“CMS”) to recalculate Clover’s 2026 Star Rating in a manner consistent with the Order.
On June 9, 2026, CMS informed Clover that, consistent with the Court’s order, it has recalculated Clover's 2026 Star Rating as 4.5 Stars, and has instructed Clover to submit alternate bids at 4.5 Stars. The 4.5 Star Rating applies to Contract H5141, Clover’s PPO plan, which covers over 97% of Clover’s members. Clover’s HMO plan’s (Contract H8010) 2026 Star Rating was not subject to this litigation and its 2026 Star Rating remains at 4.0 Stars, as previously reported.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Clover Health Investments, Corp.

Date:	June 10, 2026	By:	/s/ Clay Thornton
		Name:	Clay Thornton
		Title:	Interim Chief Financial Officer (Principal Financial Officer)